UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

MASTER PLAN DOCUMENT

Exhibit 10.9

UNITED LABOR BANK, F.S.B.

DIRECTOR DEFERRED COMPENSATION PLAN

THIS PLAN is adopted this 22 day of October, 2003, by UNITED LABOR BANK, F.S.B., a Federally-chartered savings bank headquartered in Oakland, California (“Company”). The purpose of this Plan is to provide specified benefits to a select group of directors who contribute materially to the continued growth, development and future business success of the Company. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

Article 1

Definitions

Whenever used in this Plan, the following words and phrases shall have the meanings specified:

1.1	“Beneficiary” means each designated person, or the estate of a deceased Participant, entitled to benefits, if any, upon the death of a Participant determined pursuant to Article 7.

1.2	“Board” means the Board of Directors of the Company as from time to time constituted.

1.3	“Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to designate one or more beneficiaries.

1.4	“Change of Control” means the transfer of shares of the Company’s voting common stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Code) more than fifty percent (50%) of the Company’s outstanding voting common stock.

1.5	“Change of Control Benefit” means the benefit set forth in Section 5.4.

1.6	“Code” means the Internal Revenue Code of 1986, as amended.

1.7	“Company Matching Contribution” means the contribution to the Deferral Account, if any, as set forth in Section 4.1.2.

1.8	“Compensation” means the director fees that would be paid to a Participant during a Plan Year, absent deferrals.

1.9	“Deferral Account” means the Company’s accounting of a Participant’s accumulated Deferrals, plus Company Matching Contributions, plus accrued interest.

UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

MASTER PLAN DOCUMENT

1.10	“Deferrals” means the amount of a Participant’s Compensation which the Participant elects to defer according to this Plan.

1.11	“Disability” means the Participant’s suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Participant, or by the Social Security Administration, to be a disability rendering the Participant totally and permanently disabled. The Participant must submit proof to the Plan Administrator of the carrier’s or Social Security Administration’s determination upon the request of the Plan Administrator.

1.12	“Disability Benefit” means the benefit set forth in Section 5.3.

1.13	“Early Termination” means termination of the Participant’s employment prior to Normal Retirement Age for reasons other than Disability or Change of Control.

1.14	“Early Termination Benefit” means the benefit set forth in Section 5.2.

1.15	“Effective Date” means February 1, 2003.

1.16	“Election Form” means the form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to make an election under the Plan.

1.17	“Normal Distribution Date” means the later of the Normal Retirement Age or Termination of Employment.

1.18	“Normal Retirement Age” means the Participant attaining the age of specified on the Participation Agreement.

1.19	“Normal Retirement Benefit” means the benefit set forth in Section 5.1.

1.20	“Participant” shall mean any director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Participation Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Participation Agreement, Election Form and Beneficiary Designation Form are accepted by the Plan Administrator, (v) who commences participation in the Plan, and (vi) whose Participation Agreement has not terminated.

1.21

“Participation Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between the Company and a Participant. Each Participation Agreement executed by a Participant and the Company shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Participation Agreement, the Participation Agreement bearing the latest date of acceptance by the Company shall supersede all previous Participation Agreements in their entirety and shall govern such entitlement. The terms of any Participation Agreement

UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

MASTER PLAN DOCUMENT

may be different for any Participant, and any Participation Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Company and the Participant.

1.22	“Plan Administrator” means the plan administrator described in Article 9.

1.23	“Plan Year” means the twelve (12) month period beginning February 1 and ending January 31.

1.24	“Termination of Service” means termination of service as a director.

1.25	“Years of Service” means the twelve consecutive month period beginning on a Participant’s date of commencement of membership on the Board and any twelve (12) month anniversary thereof, during the entirety of which time the Participant is a director of the Company. Service with a subsidiary or other entity controlled by the Company before the time such entity became a subsidiary or under such control shall not be considered “credited service” unless the Plan Administrator specifically agrees to credit such service. In addition, the Plan Administrator in its discretion may also grant additional Years of Service in such circumstances where it deems such additional service appropriate.

Article 2

Selection, Enrollment and Eligibility

2.1	Selection by Plan Administrator. Participation in the Plan shall be limited to a select group of directors of the Company, as determined by the Plan Administrator in its sole discretion. From that group, the Plan Administrator shall select, in its sole discretion, directors to participate in the Plan.

2.2	Enrollment Requirements. As a condition to participation, each selected director shall complete, execute and return to the Plan Administrator a Participation Agreement, an Election Form and a Beneficiary Designation Form, all within thirty (30) days after the director is notified by the Plan Administrator of his or her selection to participate in the Plan. In addition, the Plan Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3

Eligibility; Commencement of Participation. Provided a director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Plan Administrator, including returning all required documents to the Plan Administrator within the specified time period, that director shall commence participation in the Plan on the first day of the month following the month in which the director completes all enrollment requirements (the “Participation Date”). If a director fails to meet all such requirements within the period required, in accordance with Section 2.2, that director shall not be eligible to participate in the Plan until the first day of the Plan Year following

UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

MASTER PLAN DOCUMENT

the delivery to and acceptance by the Plan Administrator of the required documents.

2.4	Termination of Participation and/or Deferrals. If the Plan Administrator determines in good faith that a Participant no longer qualifies as a director, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Plan Administrator shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant’s membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant’s then vested Deferral Account and terminate the Participant’s participation in the Plan.

Article 3

Deferral Election

3.1	Initial Election. A Participant shall make an initial deferral election under this Agreement by delivering to the Plan Administrator a signed Participation Agreement, Election Form and Beneficiary Designation Form within thirty (30) days after being notified by the Plan Administrator of selection for participation in the Plan. The Election Form shall set forth the amount of Compensation to be deferred and shall be effective to defer only Compensation earned after the date the Election Form is received by the Plan Administrator.

3.2	Election Changes

3.2.1	Generally. The Participant may modify the amount of Compensation to be deferred annually by filing a new Election Form with the Plan Administrator within forty-five (45) days of the beginning of the Plan Year in which the Compensation is to be deferred. The modified deferral election shall not be effective until the calendar year following the year in which the subsequent Election Form is received and approved by the Plan Administrator.

3.2.2	Hardship. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Participant occurs, the Participant, by written instructions to the Plan Administrator, may reduce future deferrals under this Agreement.

Article 4

Deferral Account

4.1	Establishing and Crediting, The Company shall establish a Deferral Account on its books for the Participant and shall credit to the Deferral Account the following amounts:

4.1.1	Deferrals. The Compensation deferred by the Participant as of the time the Compensation would have otherwise been paid to the Participant up to a maximum deferral opportunity of one hundred percent (100%) of fees.

UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

MASTER PLAN DOCUMENT

4.1.2	Company Matching Contribution. The Company may make a discretionary contribution to the Deferral Account, which amount shall be credited to the Deferral account as of the date determined appropriate by the Company, in its sole discretion.

4.1.3	Interest. At end of each Plan Year and immediately prior to the payment of any benefits, but only until commencement of benefit payments under this Plan, interest shall be credited on the Deferral Account at a rate equal to two percent (2%), compounded monthly. The Board may annually change this rate in its sole discretion. After benefit payments have commenced under this Plan, during any applicable installment period interest shall be credited at an annual rate equal to two percent (2%), compounded monthly. The Board may annually change this rate in its sole discretion.

4.2	Statement of Accounts. The Plan Administrator shall provide to the Participant, within ninety (90) days after the end of each Plan Year, a statement setting forth the Deferral Account balance.

4.3	Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Plan. The Deferral Account is not a trust fund of any kind. The Participant is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Participant’s rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Participant’s creditors.

Article 5

Benefits During Lifetime

5.1	Normal Retirement Benefit. Upon the Normal Distribution Date, the Company shall pay to the Participant the benefit described in this Section 5.1 in lieu of any other benefit under this Article.

5.1.1	Amount of Benefit. The benefit under this Section 5.1 is the Deferral Account balance at the Participant’s Normal Distribution Date.

5.1.2	Payment of Benefit. The Company shall pay the benefit to the Participant as elected by the Participant on the Election Form, commencing on the first of the month following the Normal Distribution Date.

5.2	Early Termination Benefit. Upon the Participant’s Early Termination, the Company shall pay to the Participant the benefit described in this Section 5.2 in lieu of any other benefit under this Article.

5.2.1	Amount of Benefit. The benefit under this Section 5.2 is the Deferral Account balance at the Participant’s Termination of Employment.

UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

MASTER PLAN DOCUMENT

5.2.2	Payment of Benefit. The Company shall pay the benefit to the Participant in a lump sum within thirty (30) days of Participant’s Termination of Employment.

5.3	Disability Benefit. If the Participant terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Participant the benefit described in this Section 5.3 in lieu of any other benefit under this Article.

5.3.1	Amount of Benefit. The benefit under this Section 5.3 is the Deferral Account balance at the Participant’s Termination of Employment.

5.3.2	Payment of Benefit. The Company shall pay the benefit to the Participant in twelve (12) equal monthly installments commencing with the first of the month following Termination of .Employment, paying the annual benefit to the Participant for a period of ten (10) years. However, the participant may petition for a lump sum payout in lieu of installment payments and such payout may be granted in the Board’s sole discretion.

5.4.	Change of Control Benefit. Upon a Change of Control, followed within twenty-four (24) months by the participant’s Termination of membership on the Board, the Company shall pay to the Participant the benefit described in this Section 5.4 in lieu of any other benefit under this Article.

5.4.1	Amount of Benefit. The benefit under this Section 5.4 is the Deferral Account balance on the Participant’s Termination of Employment.

5.4.2	Payment of Benefit. The Company shall pay the benefit to the Participant in a lump sum within thirty (30) days of Participant’s Termination of Employment.

5.6	Hardship Distribution. Upon the Plan Administrator’s determination (following petition by the Participant) that the Participant has suffered an unforeseeable financial emergency as described in Section 3.2.2, the Company shall distribute to the Participant all or a portion of the Deferral Account balance as determined by the Plan Administrator, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

Article 6

Death Benefits

6.1

Death During Active Service. If the Participant dies while in the employment of the Company, the Company shall pay to the Beneficiary an amount equal to the Deferral Account balance, calculated as of the date of the Participant’s death, in twelve (12) equal monthly installments commencing with the first of the month following the Executive’s death, paying the annual benefit to the Participant’s Beneficiary(ies) for a period of ten (10) years. However, the Participant’s Beneficiary(ies) may petition the Board for a lump

UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

MASTER PLAN DOCUMENT

sum payout in lieu of installment payments and such payout may be granted in the Board’s sole discretion.

6.2	Death During Payment of a Benefit. If the Participant dies after any installment benefit payments have commenced under this Plan but before receiving all such payments, the Company shall continue to make installment payments unless and until the Participant’s Beneficiary(ies) petition the Board for a lump sum payout and such petition is granted.

6.3	Death After Termination of Employment But Before Benefit Payments Commence. If the Participant is entitled to benefit payments under this Plan, but dies prior to the commencement of said benefit payments, the Company shall pay to the Beneficiary an amount equal to the Deferral Account balance, calculated as of the date of Participant’s death, in twelve (12) equal monthly installments commencing with the first of the month following the Executive’s death, paying the annual benefit to the Participant’s Beneficiary(ies) for a period of ten (10) years. However, the Participant’s Beneficiary(ies) may petition the Board for a lump sum payout in lieu of installment payments and such payout may be granted in the Board’s sole discretion.

Article 7

Beneficiaries

7.1	Beneficiary. Each Participant shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

7.2	Beneficiary Designation; Change; Spousal Consent. A Participant shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Plan Administrator, must be signed by that Participant’s spouse and returned to the Plan Administrator. The Participant’s beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Participant or if the Participant names a spouse as beneficiary and the marriage is subsequently dissolved. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to the Participant’s death.

UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

MASTER PLAN DOCUMENT

7.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

7.4	No Beneficiary Designation. If the Participant dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Participant, then the Participant’s spouse shall be the designated Beneficiary. If the Participant has no surviving spouse, the benefits shall be made to the personal representative of the Participant’s estate.

7.5	Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

Article 8

General Limitations

8.1	Termination for Cause. Notwithstanding any provision of this Plan to the contrary, the Company shall not pay any benefit under this Plan that is in excess of the Participant’s Deferrals (i.e., the Company Matching Contribution(s) credited under Section 4.1.2 and the interest earned on the Deferral Account) if the Participant is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act (“FDIA”)

Article 9

Administration of Plan

9.1	Plan Administrator Duties. This Plan shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. Members of the Plan Administrator may be Participants under this Plan. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

MASTER PLAN DOCUMENT

9.2	Agents. In the administration of this Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

9.3	Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

9.4	Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator or any of its members.

9.5	Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the Compensation of its Participants, the date and circumstances of the retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Plan Administrator may reasonably require.

Article 10

Claims and Review Procedures

10.1	Claims Procedure. A Participant or Beneficiary (“claimant”) who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

10.1.1	Initiation – Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

10.1.2	Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

10.1.3	Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial,

UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

MASTER PLAN DOCUMENT

(b)	A reference to the specific provisions of the Plan on which the denial is based,

(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

(d)	An explanation of the Plan’s review procedures and the time limits applicable to such procedures, and

(e)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

10.2	Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

10.2.1	Initiation – Written Request. To initiate the review, the claimant, within 60 days after receiving the Company’s notice of denial, must file with the Company a written request for review.

10.2.2	Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

10.2.3	Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

10.2.4	Timing of Company Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

10.2.5	Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial,

(b)	A reference to the specific provisions of the Plan on which the denial is based,

(c)	A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and

UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

MASTER PLAN DOCUMENT

other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits, and

(d)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 11

Amendments and Termination

11.1	Termination. The Company reserves the right to terminate the Plan at any time with respect to any or all of its participating directors, by action of its Board. Upon the termination of the Plan, the Participation Agreements of the affected Participants shall terminate and their Deferral Account balances shall be determined (i) as if they had experienced Early Termination on the date of Plan termination; or (ii) if Plan termination occurs after a Participant’s Normal Retirement Age, then with respect to that Participant as if he or she had retired on the date of Plan termination. The Deferral Account balance shall be paid to the affected Participants in a lump sum within ninety (90) days following such Plan termination. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits, including Death Benefits, under the Plan as of the date of termination; provided however, that the Company shall have the right to accelerate applicable installment payments without a premium or prepayment penalty by paying the Deferral Account balance in a lump sum within ninety (90) days following such termination.

11.2	Amendment. The Company may, at any time, amend or modify the Plan in whole or in part by the action of its Board; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Deferral Account balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced Early Termination as of the effective date of the amendment or modification, or if the amendment or modification occurs after a Participant’s Normal Retirement Age, as if the Participant had retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 11.2 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Company shall have the right to accelerate applicable installment payments by paying the Deferral Account balance in a lump sum within thirty (30) days following such amendment.

11.3	Participation Agreement. Despite the provisions of Sections 11.1 and 11.2 above, if a Participant’s Participation Agreement contains benefits or limitations that are not in this Plan document, the Company may only amend or terminate such provisions with the consent of the Participant.

Article 12

Miscellaneous

UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

MASTER PLAN DOCUMENT

12.1	Binding Effect. This Plan shall bind the Participant and the Company and their beneficiaries, survivors, executors, administrators and transferees.

12.2	No Guarantee of Employment. This Plan is not a contract for employment. It does not give the Participant any right to remain a director of the Company. It also does not require the Participant to remain a director nor interfere with the Participant’s right to resign from the Board.

12.3	Non-Transferability. Benefits under this Plan cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

12.4	Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Plan.

12.5	Applicable Law. The Plan and all rights hereunder shall be governed by the laws of California, except to the extent preempted by the laws of the United States of America.

12.6	Unfunded Arrangement. The Participant and the Beneficiary are general unsecured creditors of the Company for the payment of benefits under this Plan. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Participant’s life is a general asset of the Company to which the Participant and the Beneficiary have no preferred or secured claim.

12.7	Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Plan. Upon the occurrence of such event, the term “Company” as used in this Plan shall be deemed to refer to the successor or survivor company.

12.8	Entire Agreement. This Plan and the Participant’s Participation Agreement constitute the entire agreement between the Company and the Participant as to the subject matter hereof. No rights are granted to the Participant by virtue of (i) this Plan other than those specifically set forth herein; or (ii) the Participation Agreement other than those specifically set forth therein.

12.9	Interpretation. Wherever the fulfillment of the intent and purpose of this Plan requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

12.10	Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Plan, the Company or Plan

UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

MASTER PLAN DOCUMENT

Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Plan and is in the best interests of the Company.

12.11	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

12.12	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

12.13	Notice. Any notice or filing required or permitted to be given to the Plan Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Mr. Michael Creed
United Labor Bank
100 Hegenberger Rd. Suite 220
Oakland, CA 94621

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

IN WITNESS WHEREOF, the Company has signed this Plan document as of October 22, 2003.

Company:

UNITED LABOR BANK, F.S.B.

By:	/s/ Malcolm Hotchkiss
Malcolm Hotchkiss
Title:	President & CEO

Prepared 6-3-05

FIRST AMENDMENT

TO THE

UNITED LABOR BANK, F.S.B.

DIRECTOR COMPENSATION PLAN

DATED OCTOBER 22,2003

THIS AMENDMENT is adopted this      day of                     , 20    , by UNITED LABOR BANK, F.S.B., a federally-chartered savings bank headquartered in Oakland, California (the “Company”).

The Company executed the Director Compensation Plan on October 22,2003 (the “Plan”).

Per Article 11 of the Plan, the Company hereby amends, in part, said Plan for the purpose of changing the interest rated credited to the Deferral Account effective June 1, 2005. Therefore, the following change shall be made:

Article 4.1.3 of the Agreement shall be deleted in its entirety and replaced by Article 4.1.3 below.

4.1.3	Interest.

(a)	On the last day of each month until commencement of benefit distributions under this Plan, interest shall be credited on the Deferral Account balance at an annual rate equal to the Wall Street Journal Prime Rate on the last business day of the month.

(b)	On the last of each month during any applicable installment period, interest shall be credited on the unpaid Deferral Account balance at an annual rate equal to the Wall Street Journal Prime Rate on the last business day of the month. The Board, in its sole discretion, may change the rate in this Section 4.1.3 (b) only prior to commencement of installment distributions.

IN WITNESS OF THE ABOVE, the Company hereby consents to this First Amendment.

UNITED LABOR BANK, F.S.B.

By
Title

UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

SECOND AMENDMENT

TO THE

UNITED LABOR BANK, F.S.B.

DIRECTOR DEFERRED COMPENSATION PLAN

DATED OCTOBER 22, 2003

THIS SECOND AMENDMENT is adopted this 4th day of December, 2006, effective as of July 1, 2005, by and between United Labor Bank, F.S.B., a federally-chartered savings bank located in Oakland, California (the “Company”).

The Company executed the Director Deferred Compensation Plan on October 22, 2003 effective as of February 1, 2003, and subsequently amended (the “Plan”).

The undersigned hereby amends the Plan for the purpose of bringing the Plan into compliance with Section 409A of the Internal Revenue Code. Therefore, the following changes shall be made:

The following Section 1.23a shall be added to the Plan immediately following Section 1.23:

1.23a	“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Company if any stock of the Company is publicly traded on an established securities market or otherwise.

Section 1.24 of the Plan shall be deleted in its entirety and replaced by the following:

1.24	“Termination of Service” means the termination of the Participant’s service with the Company for reasons other than death. Whether a Termination of Service takes place is determined based on the facts and circumstances surrounding the termination of the Participant’s service and whether the Company and the Participant intended for the Participant to provide significant services for the Company following such termination.

The following Section 1.24a shall be added to the Plan immediately following Section 1.24:

1.24a	“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Section 152(a) of the Code), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Section 1.25 of the Plan shall be deleted in its entirety and replaced by the following:

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UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

1.25	“Years of Service” means the twelve consecutive month period beginning on an Executive’s date of hire and any twelve (12) month anniversary thereof, during the entirety of which time the Executive is an employee of the Bank. Employment with a subsidiary or other entity controlled by the Bank before the time such entity became a subsidiary or under such control shall not be considered “credited service”.

Section 2.4 of the Plan shall be deleted in its entirety and replaced by the following:

2.4	Termination of Participation and/or Deferrals. If the Plan Administrator determines in good faith that a Participant no longer qualifies as a Participant, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(l) of ERISA, the Plan Administrator shall have the right, in its sole discretion to prevent the Participant from making future deferral elections.

Section 3.2.2 of the Plan shall be deleted in its entirety and replaced by the following:

3.2.2	Hardship. If an Unforeseeable Emergency occurs, the Participant, by written instructions to the Company, may discontinue deferrals hereunder. Any subsequent Deferral Elections may be made only in accordance with Section 3.2 hereof.

Section 5.3.2 of the Plan shall be deleted in Us entirety and replaced by the following:

5.3.2	Payment of Benefit, The Company shall pay the benefit to the Participant in twelve (12) equal monthly installments commencing with the first of the month following Termination of Service, paying the annual benefit to the Participant for a period of ten (10) years.

Section 5.6 of the Plan shall be deleted in its entirety and replaced by the following:

5.6	Hardship Distribution. If an Unforeseeable Emergency occurs, the Participant may petition the Board to receive a distribution from the Plan. The Board in its sole discretion may grant such petition. If granted, the Participant shall receive, within sixty (60) days, a distribution from the Plan (i) only to the extent deemed necessary by the Board to remedy the Unforeseeable Emergency, plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution; and (ii) after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation would not itself cause severe financial hardship). In any event, the maximum amount which may be paid out pursuant to this Section 5.6 is the Deferral Account balance as of the day that the Participant petitioned the Board to receive a Hardship Distribution under this Section.

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UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

The following Sections 5.7, 5.8 and 5.9 shall be added to the Plan immediately following Section 5.6:

5.7	Restriction on Timing of Distributions. Notwithstanding any provision of this Plan to the contrary, if the Participant is considered a Specified Employee at Termination of Service under such procedures as established by the Company in accordance with Section 409A of the Code, benefit distributions that are made upon Termination of Service under may not commence earlier than six (6) months after the date of such Termination of Service. Therefore, in the event this Section 5.7 is applicable to the Participant, any distribution which would otherwise be paid to the Participant within the first six months following the Termination of Service under shall be accumulated and paid to the Participant in a lump sum on the first day of the seventh month following the Termination of Service under. All subsequent distributions shall be paid in the manner specified.

5.8	Distributions Upon Income Inclusion Under Section 409A of the Code. Upon the inclusion of any amount into the Participant’s income as a result of the failure of this non qualified deferred compensation plan to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the Deferral Account balance, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

5.9	Change in Form or Timing of Distributions. All changes in the form or timing of distributions hereunder must comply with the following requirements. The changes:

(a)	may not accelerate the time or schedule of any distribution, except as provided in Section 409 A of the Code and the regulations thereunder;

(b)	must, for benefits distributable under Sections 5.1, 5.2, 5.3 and 5.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(c)	must take effect not less than twelve (12) months after the election is made.

Sections 6.1, 6.2 and 6.3 of (he Plan shall be deleted in their entirety and replaced by the following:

6.1	Death During Active Service. If the Participant dies while in the employment of the Company, the Company shall pay to the Beneficiary an amount equal to the Deferral Account balance, calculated as of the date of the Participant’s death, in twelve (12) equal monthly installments commencing with the first of the month following the Participant’s death, paying the annual benefit to the Participant’s Beneficiary(ies) for a period often (10) years.

6.2	Death During Payment of a Benefit. If the Participant dies after any installment benefit payments have commenced under this Plan but before receiving all such payments, the Company shall continue to make installment payments to the Participant’s Beneficiary(ies).

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UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

6.3	Death After Termination of Employment But Before Benefit Payments Commence. If the Participant is entitled to benefit payment under this Plan, but dies prior to the commencement of said benefit payments, the Company shall pay to the Beneficiary an amount equal to the Deferral Account balance, calculated as of the date of the Participant’s death, in twelve (12) equal monthly installments commencing with the first of the month following the Participant’s death, paying the annual benefit to the Participant’s Beneficiary(ies) for a period of ten (10) years.

Article 11 of the Plan shall be deleted in its entirety and replaced by the following:

Article 11

Amendments and Termination

11.1	Amendments. The Company may amend this Plan unilaterally at any time.

11.2	Plan Termination Generally. The Company may terminate this Plan unilaterally at any time. Except as provided in Section 11.3, the termination of this Plan shall not cause a distribution of benefits under this Plan. Rather, after such termination benefit distributions will be made at the earliest distribution event permitted under Article 5 or Article 6.

11.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 11.2, if this Plan terminates in the following circumstances:

(a)	Within thirty (30) days before or twelve (12) months after a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as described in Section 409A(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Plan and further provided that all the Company’s arrangements which are substantially similar to the Plan are terminated so the Participant and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(b)	Upon the Company’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)	Upon the Company’s termination of this and all other account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Company does not adopt any new account balance plans for a minimum of five (5) years following the date of such termination;

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UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

the Company may distribute the Deferral Account balance determined as of the date of the termination of the Plan, to the Participant in a lump sum subject to the above terms.

11.4	Participation Plan. Despite the provisions of Section 11.1 and 11.2 above, if a Participant’s Participation Plan contains benefits or limitations that are not in this Plan document, the Company may only amend or terminate such provisions with the consent of the Participant.

Section 12.10 of the Plan shall be deleted in its entirety and replaced by the following;

12.10	Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Plan due to regulatory or other constraints, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Plan and is in the best interests of the Company, provided that such alternative acts do not violate Section 409A of the Code.

The following Section 12.14 shall be added to the Plan immediately following Section 12.13:

12.14	Compliance with Section 409A. This Plan shall at all times be administered and the provisions of this Plan shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Plan.

IN WITNESS OF THE ABOVE, the Company hereby consents to this Second Amendment.

United Labor Bank, F.S.B.

By	/s/ Illegible
Title	Plan Administrator

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UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

THIRD AMENDMENT

TO THE

UNITED LABOR BANK, F.S.B.

DIRECTOR DEFERRED COMPENSATION PLAN

DATED OCTOBER 22, 2003

THIS THIRD AMENDMENT is adopted this 22nd day of August 2007, effective as of July 1, 2005, by and between United Labor Bank, F.S.B., a federally-chartered savings bank located in Oakland, California (the “Company”).

The Company executed the Director Deferred Compensation Plan on October 22, 2003 effective as of February 1, 2003, and subsequently amended (the “Plan”),

The undersigned hereby amends the Agreement to reflect the final 409A Treasury Regulations. Therefore, the following changes shall be made:

Section 1.11 of the Agreement shall be deleted in its entirety and replaced by the following:

1.11	“Disability” means the Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of the Company. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees or directors of the Company provided that the definition of “disability” applied under such disability insurance program complies with the requirements of the preceding sentence. Upon the request of the Plan Administrator, the Participant must submit proof to the Plan Administrator of the Social Security Administration’s or the provider’s determination.

Sections 5.3, 5.3.1 and 5.3.2 of the Agreement shall be deleted in their entirety and replaced by the following

5.3	Disability Benefit. If the Participant experiences a Disability prior to Normal Retirement Age, the Company shall pay to the Participant the benefit described in this Section 5.3 in lieu of any other benefit under this Article.

5.3.1	Amount of Benefit. The benefit under this Section 5.3 is the Deferral Account balance at the occurrence of the Participant’s Disability.

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UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

5.3.2	Payment of Benefit. The Company shall pay the benefit to the Participant in twelve (12) equal monthly installments commencing with the first of the month following such Disability, paying the annual benefit to the Participant for a period often (10) years.

Section 5.9 of the Agreement shall be deleted in its entirety and replaced by the following:

5.9	Change in Form, or Timing of Distributions. All changes in the form or timing of distributions hereunder must comply with the following requirements. The changes:

(a)	may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;

(b)	must, for benefits distributable under Sections 5.1, 5.2, and 5.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(c)	must take effect not less than twelve (12) months after the election is made,

Section 11.3 of the Agreement shall be deleted in its entirety and replaced by the following:

11.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 11.2, if this Plan terminates in the following circumstances:

(a)	Within thirty (30) days before or twelve (12) months after a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as described in Section 409A(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Plan and further provided that all the Company’s arrangements which are substantially similar to the Plan are terminated so the Participant and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(b)	Upon the Company’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)

Upon the Company’s termination of this and all other arrangements that would be aggregated with this Agreement pursuant to Treasury Regulations Section 1.409A-l(c) if the Participant participated in such arrangements (“Similar Arrangements”), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company, (ii) all termination distributions are made no earlier than twelve (12) months and no later

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UNITED LABOR BANK, F.S.B.

Director Deferred Compensation Plan

than twenty-four (24) months following such termination, and (iii) the Company does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Agreement;

the Company may distribute the Deferral Account balance determined as of the date of the termination of the Plan, to the Participant in a lump sum subject to the above terms,

IN WITNESS OF THE ABOVE, the Company hereby consents to this Third Amendment.

United Labor Bank, F.S.B.

By	/s/ Illegible
Title	EVP-CFO

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